Exhibit 99.1

Galecto Announces Plans to Explore Strategic Alternatives

Boston, MA, September 26, 2023 - Galecto, Inc. (NASDAQ: GLTO), a clinical-stage biotechnology company focused on the development of novel treatments for fibrosis and cancer, today announced that it has completed a review of its business, including the status of its programs, resources, and capabilities. Galecto has made the determination to conduct a comprehensive exploration of strategic alternatives focused on maximizing shareholder value.

As part of this evaluation process, Galecto will explore potential strategic alternatives that may include, but are not limited to, an acquisition, merger, business combination, divestiture of its assets, technologies or capabilities, or other transaction. There can be no assurance that its exploration will result in Galecto pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms, if at all.

In connection with the evaluation of strategic alternatives, Galecto plans to implement a restructuring plan that includes reducing its workforce by approximately 29 people, or approximately 70% of its existing headcount.

Galecto has not set a timetable for completion of the evaluation process and does not intend to disclose further developments or guidance on the status of its programs unless and until it is determined that further disclosure is appropriate or necessary.

As of June 30, 2023, Galecto’s cash, cash equivalents and investments balance was $52.1 million.

About Galecto
Galecto is a clinical stage company incorporated in the U.S. that is developing small molecule-based inhibitors of galectin-3 and LOXL2. Galecto has multiple ongoing Phase 2 clinical programs in fibrosis and cancer, including (i) an orally active LOXL2 inhibitor (GB2064) in a Phase 2a trial for the treatment of myelofibrosis; (ii) an orally active galectin-3 inhibitor (GB1211) in a recently completed Phase 1b/2a trial in liver cirrhosis; and (iii) an orally active galectin-3 inhibitor (GB1211) in combination with atezolizumab (Tecentriq®) in a separate Phase 2a trial for the treatment of NSCLC.

Galecto intends to use its website as a means of disclosing material non-public information. For regular updates about Galecto, visit www.galecto.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements relating to our conducting a comprehensive evaluation of strategic alternatives focused on maximizing shareholder value; exploring potential strategic alternatives that may include, but are not limited to, an acquisition, merger, business combination, or other transaction and the completion of such a review process. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. For such statements, Galecto claims the protection of the Private Securities Litigation Reform Act of 1995.

Any forward-looking statements in this press release are based on Galecto’s current expectations, estimates and projections about our industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to volatility and uncertainty in the capital markets for biotechnology companies; availability of suitable third parties with which to conduct contemplated strategic transactions; whether we will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms or at all; and whether our cash resources will be sufficient to fund our foreseeable and unforeseeable operating expenses and capital requirements. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Galecto’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Galecto’s Annual Report on Form 10-K, as filed with the SEC on March 9, 2023, as well as discussions of potential risks, uncertainties and other important factors in Galecto’s subsequent filings with the Securities and Exchange Commission. Galecto explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

For more information, contact:

Galecto, Inc.
Hans Schambye, CEO Jon Freve, CFO
+45 70 70 52 10
Investors/US	Media/EU
Ashley R. Robinson arr@lifesciadvisors.com	Sandya von der Weid svonderweid@lifesciadvisors.com
+1 617 430 7577	+41 78 680 0538